EXHIBIT 3.3


                                     BYLAWS

                                       OF

                                CARECENTRIC, INC.


                            (A DELAWARE CORPORATION)

                                     BYLAWS
                                       OF
                                CARECENTRIC, INC.


                                TABLE OF CONTENTS

                                                                       PAGE NO.

ARTICLE I    STOCKHOLDERS.....................................................1
             1.   CERTIFICATES REPRESENTING STOCK.............................1
             2.   FRACTIONAL SHARE INTERESTS..................................1
             3.   STOCK TRANSFERS.............................................2
             4.   RECORD DATE FOR STOCKHOLDERS................................2
             5.   MEANING OF CERTAIN TERMS....................................2
             6.   STOCKHOLDER MEETINGS........................................3
             7.   STOCKHOLDER ACTION WITHOUT MEETINGS.........................5

ARTICLE II   DIRECTORS........................................................6
             1.   FUNCTIONS AND DEFINITIONS...................................6
             2.   QUALIFICATIONS AND NUMBER...................................6
             3.   ELECTION AND TERM...........................................6
             4.   MEETINGS....................................................6
             5.   REMOVAL OF DIRECTORS........................................7
             6.   COMMITTEES..................................................7
             7.   WRITTEN ACTION..............................................8

ARTICLE III  OFFICERS.........................................................8

ARTICLE IV   CORPORATE SEAL..................................................10

ARTICLE V    FISCAL YEAR.....................................................10

ARTICLE VI   CONTROL OVER BYLAWS.............................................10

ARTICLE VII  INDEMNIFICATION.................................................10

ARTICLE VIII BYLAWS CONTROLLED BY CERTIFICATE OF INCORPORATION, STATUTES.....11

ARTICLE IX   MISCELLANEOUS...................................................11
             1.   FORM OF RECORDS............................................11
             2.   AMENDMENT OF BYLAWS........................................11



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                                     BYLAWS
                                       OF
                                CARECENTRIC, INC.

                            (A DELAWARE CORPORATION)





                                    ARTICLE I

                                  STOCKHOLDERS


     1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or any such partly paid stock shall set forth thereon the statements prescribed, if any, by the Delaware General Corporation Law, as amended and as it may be amended from time to time ("General Corporation Law"). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.


     2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional

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interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.


     3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of the Corporation shall be made only on the stock ledger of the Corporation in accordance with the terms and procedures as outlined in the Uniform Stock Transfer Act.


     4. RECORD DATE FOR STOCKHOLDERS. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice or to vote at a meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of


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stock" or "shareholder"  or  "shareholders"  or "stockholder" or  "stockholders"
refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.


     6. STOCKHOLDER MEETINGS.

     -- TIME. The first annual meeting shall be held on the date and at the time fixed by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation. Each successive annual meeting shall be held each fiscal year on the date and the time fixed, from time to time, by the directors. If at any time the directors shall fail to otherwise fix the date of an annual meeting, then such annual meeting shall be held on the second Tuesday of the fourth month following the end of the fiscal year of the Corporation, or, if such day is a legal holiday, the next following business day. A special meeting shall be held on the date and at the time fixed by the directors.

     -- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

     -- CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

     -- NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of each meeting, and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and, to the extent practicable, shall contain the purpose or purposes for which the meeting is called. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any


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meeting shall be given,  personally or by mail,  not less than ten days nor more than sixty days before the date of the meeting, unless notice shall have been waived , and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     -- STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

     -- CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board and Chief Executive Officer, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a Chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     -- PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No


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proxy  shall be voted or acted upon after  three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     -- INSPECTORS. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereafter. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     -- QUORUM. The holders of one-third of the shares entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

     -- VOTING. Except as may otherwise be provided in the certificate of incorporation, or in a resolution of the Board of Directors in accordance with
Section 151 of the General Corporation Law each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot except as otherwise provided by the General Corporation Law.


     7. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the


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holders of  outstanding  stock having not less than the minimum  number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS

     1. FUNCTIONS AND DEFINITIONS. The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation. The use of the phrase "whole board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of one or more persons with the exact number of directors determined from time to time by the Board of Directors; provided, however, that in the event the directors fail to fix such number, the number of directors constituting the entire Board shall be one (1).

     3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim by special meeting of the stockholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.


     4. MEETINGS.

     -- TIME. Annual meetings shall be held each fiscal year immediately after the annual meeting of the stockholders or as soon thereafter as the directors may conveniently assemble except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     -- PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

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     -- CALL. No call shall be required for regular  meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

     -- NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

     -- QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

     -- CHAIRMAN OF THE MEETING The Chairman of the Board, if any, and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any, and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.


     5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.


     6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may


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designate one or more directors as alternate  members of any committee,  who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III

                                    OFFICERS

     The officers of the Corporation shall consist of a President, a Vice President, a Secretary, a Chief Financial Officer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the Board, an Executive Vice President, one or more other Vice Presidents, one or more Assistant Secretaries, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice-Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine, except that no person may hold the offices of President and Secretary simultaneously.

                              CHAIRMAN OF THE BOARD

     If a Chairman of the Board be elected by the Directors, he shall preside at all meetings of stockholders and directors at which he shall be present and shall have such other powers and duties as the Board may prescribe from time to time.

                                  THE PRESIDENT

     The President shall, in the absence of a Chairman of the Board, preside at all meetings of the stockholders and directors. The immediate supervision of the affairs of the Corporation shall be vested in the President. It shall be his duty to attend to the business of the Corporation and maintain strict supervision over all of its affairs and interests. He shall keep the Board of


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Directors and Chairman of the Board,  if any, and Chief  Executive  Officer,  if
any, fully advised as to the affairs and conditions of the Corporation, and shall manage and operate the business of the Corporation pursuant to and in accordance with such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to the approval of the Board, hire and fix the compensation of all employees and agents of the Corporation (other than officers unless such power be delegated to the President by the Board of Directors), and any persons thus hired shall be removable at his pleasure. Unless the Board of Directors by resolution shall otherwise provide, the President may delegate in writing such of his powers as he deems appropriate to other officers, employees and agents of the Corporation.

                               THE VICE-PRESIDENT

     The Vice-President (or Vice-Presidents, in the order designated by the Board) shall, in the absence or disability of the President perform such duties as shall from time to time be imposed upon him or them, by the Board, or delegated to him by the President. The Board may by resolution supplement the title of any Vice President in any manner.

                                  THE SECRETARY

     It shall be the duty of the Secretary to keep the record of the proceedings of all meetings of the stockholders and the Board of Directors; to keep the stock transfer books of the Corporation; to notify the stockholders and directors of meetings as provided by these Bylaws; to have custody of the seal of the Corporation; to affix such seal to any instrument requiring the same; to attest the signature or certify the incumbency or signature of any officer of the Corporation; and to perform such other duties as may be prescribed by the Chairman of the Board, the President or the Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, the Secretary or the Board of Directors.

                           THE CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall be the chief accounting officer of the Corporation and shall see that the books of account and other accounting records of the Corporation are kept in proper form and accurately. He shall make such reports as may be necessary to keep the Chairman of the Board, the President and the Board of Directors informed at all times as to the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Chairman of the Board, the President or the Board of Directors. He shall also perform the duties of the Secretary of the Corporation in the absence or disability of the Secretary and any Assistant Secretary.

     Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board


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of Directors  following the next annual  meeting of  stockholders  and until his successor shall have been chosen and qualified.

     All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in these Bylaws and in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV

                                 CORPORATE SEAL

     The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE V

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                               CONTROL OVER BYLAWS

     Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter or repeal these Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

                                   ARTICLE VII

                                 INDEMNIFICATION

     The Corporation shall have the power to indemnify its officers, directors, employees and agents to the maximum extent permitted by Section 145 of the General Corporation Law under the circumstances set forth therein.



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

                                  ARTICLE VIII

           BYLAWS CONTROLLED BY CERTIFICATE OF INCORPORATION, STATUTES

     To the extent any provision of these Bylaws conflicts with the Certificate of Incorporation or the General Corporation Law, then the Certificate of Incorporation or the General Corporation Law, as the case may be, shall control.

                                   ARTICLE IX

                                  MISCELLANEOUS

     1. FORM OF RECORDS. All records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     2. AMENDMENT OF BYLAWS. These Bylaws may be amended or repealed, and new Bylaws made by the Board of Directors. The stockholders may make additional Bylaws and amend and repeal any Bylaws whether adopted by them or otherwise.


     I hereby certify that the foregoing is a full, true and correct copy of the Bylaws of CareCentric, Inc., as in effect on the 25th day of October 2002.


                                      /s/ John R. Festa
                                      ----------------------------------
                                      John R. Festa
                                      President



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